Exhibit 10.11

LeASE
(Multi-Tenant building/complex)

1.                   BASIC TERMS. This Section 1 contains the Basic Terms of this Lease (Multi-Tenant Building/Complex) (this “Lease”) between Landlord and Tenant, named below. Other Sections of this Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.	Effective Date of Lease: December 28, 2018.
1.2.	Landlord: TCRG Opportunity XVII, L.L.C., a Texas limited liability company
1.3.	Tenant: Hydraspin, USA, a Texas corporation, and Water Now, Inc. a Texas corporation, jointly and severally and hereinafter collectively referred to singularly as “Tenant.”
1.4.	Premises: The Premises are located as shown on the floor plan attached as Exhibit A-1 and it is agreed are conclusively stipulated to contain 58,826 rentable square feet in the building commonly known as Suite 110 of 5000 South Freeway, Suite 100, Fort Worth, Texas 76115 (the “Building”). The term, "Complex," shall collectively refer to the Building and any other buildings which comprise a multi-building Complex owned by Landlord, if applicable, and the Complex is conclusively stipulated to contain 475,000 rentable square feet.
1.5.	Property: The land described on Exhibit A and the Complex, including, but not limited to the Premises, and other improvements situated thereon (the “Property”).
1.6.	Lease Term/Commencement Date. Subject to Section 5.1, the Lease Term shall begin on April 1, 2019 (“Commencement Date”), and shall continue through 5:00 p.m. on the last calendar day of the fortieth (48th) month (“Expiration Date”).
1.7.	Permitted Uses: (See Section 4.1) Office/ Warehouse
1.8.	Tenant’s Guarantor: Waived subject to financial review of Tenant.
1.9.	Brokers: (See Section 23):

(A) Tenant’s Broker: N/A,

(B) Landlord’s Broker: N/A

1.10.	Security/Damage Deposit: (See Section 4.4) equal to one (1) month of Base Rent at $19,118.45 and one month of Initial Estimated Additional Rent at $4,362.93.
1.11.	Tenant’s Proportionate Share: 12.38%.
1.12.	Initial Estimated Additional Rent Payable by Tenant: $4,362.93,per month for the calendar year 2019.
1.13.	Exhibits to Lease: The following exhibits are attached to and made a part of this Lease: A (Legal Description); A-1 (Depiction of Premises); A-2 (Parking); B (Landlord’s Work, if any); C (Tenant’s Broom Clean Condition and Repair Requirements; D (Intentionally Omitted); ); E (Tenant Contact Information); F (Intentionally Omitted); and G (Intentionally Omitted).

2.                   LEASE OF PREMISES; RENT.

2.1.                             Lease of Premises for Lease Term. Landlord hereby exclusively leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord together with all licenses, rights, privileges and easements appurtenant to the Premises, for the Term and subject to the conditions of this Lease, subject to any and all recorded easements, conditions, restrictions, rights-of-way, licenses, interests, rights, covenants, appurtenances, liens, encumbrances, and any other matters of record to the extent appertaining to the Premises, including, but not limited to, the Well Site Access Easements identified in Section 4.6 and any requirements of Laws (collectively, the “Permitted Exceptions”). Prior to the Commencement Date (as defined herein), Landlord shall remove from the Premises any personal property of Landlord not included in the Premises..

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2.2.                             Types of Rental Payments. Upon the Commencement Date, Tenant shall pay net base rent (the “Base Rent”) to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term in the amounts and for the periods as set forth below:

Base Rent Payments

Lease Period	Annual Base Rent	Monthly Base Rent	Per Sq. Ft.
Months 1-2	Abated	Abated	Abated
Months 3-12	$229,421.40	$19,118.45	$3.90
Months 13-24	$235,304.00	$19,608.67	$4.00
Months 25-36	$241,186.60	$20,098.88	$4.10
Months 37-50	$247,069.20	$20,589.10	$4.20

Tenant shall also pay (a) Tenant’s Proportionate Share (as set forth in Section 1.10) of the Operating Expenses (as hereinafter defined), and (b) any other amounts owed by Tenant hereunder (the sums described in (a) and (b), collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 10 days of the date when due, a late charge in an amount equal to five percent (5%) of the monthly Base Rental commencing on the date when such delinquent amount was originally due (the “Late Charge”). For purposes of this Lease, the Late Charge, Default Interest, as defined in Section 22.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent.” All Rent shall be paid by Tenant to Landlord, TCRG Opportunity XVII, LLC, 5201 Camp Bowie Blvd, Suite 200, Fort Worth, TX 76107, or if sent by overnight courier, to TCRG Opportunity XVII, LLC, 5201 Camp Bowie Blvd, Suite 200, Fort Worth, TX 76107 (or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing. No payment shall be deemed to have been made unless and until Landlord is in receipt of such payment. If, at any time during the Term, Tenant is in default of any of the terms of the Lease beyond any applicable cure period, then the amount of any abated Rent (including, but not limited to, Monthly Base Rent calculated at the rate of the Monthly Base Rent for the first month in which Base Rent became payable) and/or costs of tenant improvements advanced and/or reimbursed by Landlord shall immediately become due and payable by Tenant to Landlord. Tenant’s Proportionate Share set forth in Section 1.11 represents a fraction, the numerator of which is the rentable square feet in the Premises and the denominator of which is the rentable square feet in the Complex. In the event that either the rentable square feet in the Premises or the rentable square feet in the Complex is changed, Tenant's Proportionate Share shall be appropriately modified as of the day on which such change occurs. Notwithstanding the foregoing, with regard to the rentable square feet in the Premises and/or the rentable square feet in the Complex set forth in Section 1.4, both Landlord and Tenant acknowledge and confirm their mutual desire to have all financial obligations under this Lease fixed and liquidated so that they can account for and plan such obligations with greater certainty. Accordingly, the parties agree that all aspects of this Lease which are based in whole or in part upon rentable square feet in the Premises and/or the rentable square feet in the Complex set forth in Section 1.4 shall be deemed to be liquidated and shall not be subject to adjustment based upon inaccuracies and/or errors, if any, in estimating or calculating the rentable square feet in the Premises and/or the rentable square feet in the Complex set forth in Section 1.4.

2.3.                             Covenants Concerning Rental Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as expressly set forth herein. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs. Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent an amount equal

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to the sum of (i) first monthly installment of Base Rent payable under this Lease, as set forth in Section 2.2 above, and (ii) the amount designated as the Initial Estimated Additional Rent as set forth in Section 1.12 above, in cash. Tenant’s deposit of the foregoing amount, together with the amount of the Security Deposit specified in Section 1.9 above shall constitute a condition precedent to the Landlord’s obligations under this Lease, and Tenant’s failure to make such deposit shall constitute an Event of Default (as defined below) by Tenant under this Lease.

3.                   OPERATING EXPENSES.

3.1.              Definitional Terms Relating to Additional Rent. For purposes of this Section 3 and other relevant provisions of this Lease:

3.1.1.                           Operating Expenses. The term “Operating Expenses” as set forth in this Sections 3.1.1 shall mean the costs and expenses paid or incurred by Landlord with respect to, or in connection with, the ownership, management, repair, replacement, restoration, maintenance and operation of the Property. Operating Expenses may include, but are not limited to, any or all of the following: (i) services provided directly by employees of Landlord or Agent in connection with the operation, maintenance or rendition of other services to or for the Property (including, but not limited to, the Common Areas, as defined below); (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to either or both of the Property and the Premises, including, without limitation, the Common Areas, together with any taxes on such utilities (but excluding those utilities for which tenants other than Tenant are individually responsible and those utilities for which Tenant is individually responsible under Section 14); (iii) all market-based premiums for commercial property, casualty, general liability, boiler, flood, earthquake, terrorism and all other types of insurance provided by Landlord and relating to the Property, all reasonable administrative costs incurred in connection with the procurement and implementation of such insurance policies, and all deductibles required to be paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease, provided that (a) such deductibles are commercially reasonable and are not inconsistent with deductible amounts maintained with respect to similar properties in the Fort Worth, Texas area, and (b) such deductibles relate to claims or losses with respect to or at the Premises; (iv) management fees (the “Management Fees”) to Landlord or Agent or other persons or management entities actually involved in the management and operation of the Property (provided, however, all such Management Fees shall not exceed five percent (5%) of the collected rents from the Property); (v) the annual depreciation (based on straight-line depreciation over the useful life of the item under generally accepted accounting principles) any capital improvements made by, or on behalf of, Landlord to the Property to reduce Operating Expenses; (vi) all professional fees incurred in connection with the operation, management and maintenance of the Property; (vii) Taxes, as hereinafter defined in Section 3.1.22; and (viii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Property, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Property; (ix) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Property under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Property and other real property (e.g., a business park); and (x) all costs and expenses incurred to maintain, repair, and replace, all or any of the Common Areas, subject to the provisions of this Lease. Notwithstanding the foregoing, the original cost of any capital improvements to the Property cannot be included in Operating Expenses, but replacements of the Common Area due to wear and tear (but not casualty), to the extent capitalized on Landlord’s records in accordance with consistently-applied accounting principles (“Permitted Capital Expenditures”), may be included, but only to the extent of a reasonable depreciation or amortization. Notwithstanding the foregoing, Operating Expenses shall not include: (1) costs of initial or subsequent alterations of the Property or premises of tenants or occupants of the Property that are not done to comply with applicable laws, (2) costs of capital improvements to the Property (except as expressly permitted above); (3) depreciation charges; (4) interest and principal payments on loans; (5) ground rental payments; (6) real estate brokerage and leasing commissions or any other expenses incurred in leasing or procuring new tenants, including without limitation, signing bonuses, moving expenses, assumption of rent under existing leases and other concessions or inducements; (7) advertising and marketing expenses; (8) costs of Landlord reimbursed by insurance proceeds; (9) expenses incurred in negotiating leases of other tenants in the Property or enforcing lease obligations of other tenants in the Property; (10) management fees in excess of the Management Fees specified above; (11) Landlord 's costs for services sold to a tenant (including Tenant) for which Landlord is actually reimbursed by a tenant (including Tenant), other than through payment of additional rent or rent, as a separate additional charge or rental; (12) wages, salaries and benefits paid to or taxes paid for any persons not involved with the management or maintenance of the Property or the oversight thereof; (13) Landlord's contributions to charitable organizations; (14) any bad debt loss, rent loss, reserves for bad debts or rent loss; (15) costs incurred in connection with the sale, selling or change of ownership of the Property (or any portion thereof), including sales marketing costs, brokerage commissions, attorneys'

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and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges; (16) costs for correcting defects in the construction of the improvements in the Property, including noncompliance with governmental codes and laws, and repairs or replacements caused by the negligence of Landlord and/or the negligence of its agents, employees or contractors; (17) any cost incurred as a result of any act, omission, default or negligence of any tenant or occupant of the Property, or as the result of a breach by a tenant or occupant of the provisions of its lease or occupancy agreement; (18) costs associated with the cleanup or removal of hazardous materials, to the extent not caused by the acts or omissions of Tenant; (20) any charges separately chargeable to other tenants of the Property for additional or special services; or (21) amounts paid to any party, including a division or affiliate of Landlord providing materials, services, labor, or equipment to the extent that such amounts exceed the competitive costs of such materials, services, labor or equipment when provided by an independent party in an arm's-length transaction. Tenant’s liability for Operating Expenses (excluding those expenses attributable to Taxes, insurance, utility services, and other uncontrollable expenses) in any calendar year will not increase by more than six percent (6%) compounded annually over controllable Operating Expenses in the Base Year, but any increases in Operating Expenses that Landlord does not recover due to this limitation will carry forward to all succeeding years during the Term (subject to the six percent (6%) per annum limitation) until fully recouped by Landlord.

3.1.2.                           Taxes. The term “Taxes,” as referred to in Section 3.1.1(vii) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Property, or of the personal property and equipment located therein or used in connection therewith (provided that margin and franchise taxes imposed on Landlord are Taxes for the purposes of this Lease and are not excluded as “Landlord’s income taxes”); and (ii) any reasonable expenses incurred by Landlord in contesting either or both of (x) such taxes or assessments and (y) the assessed value of the Property. For purposes hereof, Taxes shall include, without limitation, any Taxes that are due and payable at any time or from time to time during the Term and for any Taxes that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease and Taxes shall not include any penalties, interest, or other charges (with respect to Taxes) payable by reason of any delay and/or failure or refusal of Landlord to make timely payment of all Taxes. Tenant agrees that Landlord has the sole and absolute right to contest all Taxes levied against the Premises and the Property, other than taxes levied directly against Tenant’s personal property within the Premises. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

3.1.3.                           Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term. In the event of any extension or renewal of the Term, and any such extension or renewal period shall be included in the Term.

3.2.                             Payment of Operating Expenses. Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 3.2, Tenant’s Proportionate Share of the Operating Expenses as set forth in Sections 1.11 and 3.1.1. Additional Rent commences to accrue upon the Commencement Date. Tenant’s Proportionate Share of the Operating Expenses payable hereunder shall be prorated to correspond to that portion of any partial Operating Years occurring within the Term. Tenant’s Proportionate Share of the Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of this Lease. Notwithstanding the foregoing or anything to the contrary herein, Tenant stipulates and agrees that Tenant shall be responsible for any and utilities furnished to the Premises throughout the Term as set forth in Section 14.

3.3.                             Payment of Additional Rent. Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of the Tenant’s Proportionate Share of the Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year). Landlord may during the course of any Operating Year, but not more than once per each Operating Year, redetermine the amount of its estimate of Operating Expenses for such Operating Year and adjust the amount of Estimated Additional Rent accordingly, whereupon Tenant shall pay the adjusted Estimated Additional Rent from and after the first day of the month following the month in which Landlord delivers to Tenant written notice of such adjustment of Estimated

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Additional Rent. Within ninety (90) days after the end of Operating Year, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual ultimate liability for Operating Expenses for the preceding Operating Year, along with copies of such documentation as may be reasonably necessary to support such expenses. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within thirty (30) days of Landlord’s written demand therefor. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year (the “Excess Additional Rent”), the Excess Additional Rent shall be credited against the Estimated Additional Rent next due from Tenant after Landlord’s determination that Excess Additional Rent has been paid by Tenant; provided, however in the event that Tenant pays Excess Additional Rent during the final Lease Year, then upon the expiration of the Term, and determination, by Landlord, of the actual amount of Excess Additional Rent, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof. No interest shall be payable to Tenant on account of payments of Estimated Additional Rent, and such payments may be commingled. If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord's calculation of Additional Rent (each an “Additional Rent Dispute”), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall timely pay the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant's position.

3.4.                             Tenant’s Audit Right. Tenant, at Tenant’s expense, will have the right to audit the Operating Expenses at any time up to eighteen (18) months after the calendar year in which such Operating Expenses were incurred. Such audit may include, and Landlord will provide to Tenant within thirty (30) days after Landlord's receipt of a request from Tenant, true and correct copies of any invoices for any expenses included in Operating Expenses, and evidence that said invoices have been paid by Landlord. Tenant will have the right to conduct this audit not more than once each year to determine if the Operating Expenses are correct, and Landlord will reasonably cooperate in such regard. If an audit discloses that the Operating Expenses charged to Tenant for any calendar year is (i) greater than the amount actually owed by Tenant, Landlord will be responsible for and reimburse Tenant, upon demand, the amount of such overcharge, or (ii) less than the amount actually owed by Tenant, Tenant will pay Landlord, upon demand, the amount of such underpayment. If an audit discloses that the Operating Expenses charged to Tenant for any calendar year is three percent (3%) or more greater than the amount actually owed by Tenant for such calendar year, Landlord will be responsible for and reimburse Tenant, upon demand, the amount of such audit costs not to exceed the amount of such overcharge.

4.                   USE OF PREMISES AND COMMON AREAS; SIGNAGE; SECURITY DEPOSIT.

4.1.                             Use of Premises and Property. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Subject to applicable law, Landlord agrees that Tenant is permitted to access and operate its business from the Premises twenty-four (24) hours a day, seven (7) days a week. Tenant may, from time to time, in Tenant’s sole discretion, cease business operations on the Premises, provided Tenant continues to perform Tenant’s obligations under this Lease. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises or the Property, in any manner that may (a) violate any “Certificate of Occupancy” (or comparable permit or license) for either or both of the Premises and the Property; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Property (including, but not limited to, the structural elements of the Property) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property, including, but not limited to, any covenant, condition or restriction affecting the Property(d) exceed the load bearing capacity of the floor of the Premises; (d) unreasonably disrupt the operations or tenancies of other tenants or users of the Property. From time to time during the Term within thirty (30) days after Landlord’s request (but no more often than once in any twelve month period unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall complete and deliver to Landlord a Tenant Operations Inquiry Form, in a form reasonably acceptable to Landlord, describing the nature of Tenant’s business operations at the Premises, including, but not limited to the nature of any products stored or used upon the Premises which form shall be intended to be, and shall be, relied upon by Landlord.

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4.2.                             Use of Common Areas. As used herein, “Common Areas” shall mean all areas within the Property that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants or licensees, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Tenant shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may uniformly establish from time to time, provided, however, that any such rules and regulations must be provided to Tenant in writing, must be applicable to all tenants of the Property, and may not increase Tenant’s obligations or diminish Tenant’s rights under this Lease. Tenant shall not materially and unreasonably interfere with the rights of any or all of Landlord, other tenants or licensees, or any other person entitled to use the Common Areas. Without limitation of the foregoing, Tenant shall not park or store any vehicles or trailers on, or conduct truck loading and unloading activities in, the Common Areas in a manner that unreasonably disturbs, disrupts or prevents the use of the Common Areas by any or all of Landlord, other tenants or licensees or other persons entitled to use the Common Areas. Landlord, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as such changes do not materially and adversely affect Tenant’s use of or access to the Premises. In addition to the foregoing, Landlord may, at any time, close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord’s reasonable judgment, are desirable to improve or maintain either or both of the Premises and the Property, or are required in order to satisfy Landlord’s obligations under this Lease; provided, however, that Landlord shall use reasonable efforts to limit any disruption of Tenant’s use and operation of the Premises in connection therewith. Notwithstanding anything contained in this Lease to the contrary, if at any time, Landlord determines, in its sole discretion, that the parking areas at the Property are or have become overburdened, Landlord may allocate parking on a proportionate basis or assign parking spaces among all tenants at the Property; provided, however, that Landlord shall not interfere or reallocate Tenant’s exclusive right to use the Tenant Exclusive Parking Spaces unless Landlord provides an equivalent number of parking spaces for Tenant’s exclusive use in a location that is no farther from the Premises than the Tenant Exclusive Parking Spaces and such replacement parking spaces must not be located in Tenant’s Outside Storage Area. No diminution or shutting off of light, air, or view by any structure which may be erected on lands within, adjacent to or in the vicinity of the Property shall in any way affect this Lease or impose any liability on Landlord.

4.3.                             Signage. Tenant shall not affix any sign of any size or character to any portion of either or both of the Premises and the Property, without prior written approval of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Tenant shall have the right to install an identification sign on the exterior of the Building, on any monument signage associated with the Building and the Complex that is used for tenant identification, and on any tenant directory (“Tenant's Signage”). In all events, Tenant’s signage shall be in compliance with all applicable permits, Laws and requirements of public authorities, and with Landlord’s rules and regulations. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and promptly repair any damage to either or both of the Property and the Premises caused by, or resulting from, such removal.

4.4.                             Security/Damage Deposit. Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent the sum set forth in Section 1.9 above, in cash (the “Security”), representing security for the performance by Tenant of the covenants and obligations hereunder. The Security shall be held by Landlord or Agent, without interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby; the Security may be commingled with other assets of Landlord; and Landlord shall not be required to pay any interest on the Security. If Tenant defaults in the performance of any of its covenants hereunder, Landlord or Agent may, without notice to Tenant, apply all or any part of the Security to the cure of such default or the payment of any sums then due from Tenant under this Lease (including, but not limited to, amounts due under Section 22.2 of this Lease as a consequence of termination of this Lease or Tenant’s right to possession), in addition to any other remedies available to Landlord. In the event the Security is so applied and this Lease is not terminated, Tenant shall, upon demand, immediately deposit with Landlord or Agent a sum equal to the amount so used. If Tenant fully and faithfully complies with all the covenants and obligations hereunder, the Security (or any balance thereof) shall be returned to Tenant within thirty (30) days after the later to occur of (i) the date the Term expires or terminates or (ii) delivery to Landlord of possession of the Premises. Landlord may deliver the Security to any lender with a mortgage lien encumbering the Property or to any Successor Landlord (defined below), and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security upon such lender’s or Successor Landlord’s actual receipt of the Security.

4.5.                             Parking. Landlord shall grant Tenant Exclusive Parking in the truck court in front of Tenant’s as well access to Shared Parking as depicted on the attached Exhibit A-2 (“Parking”). Notwithstanding anything contained in this Lease to the contrary, if at any time, Landlord determines, in its sole discretion, that the parking areas at

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the Property are or have become overburdened, Landlord may allocate parking on a proportionate basis or assign parking spaces among all tenants at the Property. For avoidance of confusion, Tenant acknowledges and agrees that it shall not, and shall not allow its agents, contractors, servants, employees, licensees, and/or invitees to park in any area not located within the Premises, including, but not limited, to the Common Areas, except for the Tenant Exclusive parking spaces.

4.6.                             Well Site. Notwithstanding anything to the contrary herein, Tenant hereby acknowledges and agrees that (i) there is a well site located on the southwest corner of the Property (the “Well Site”); (ii) the Well Site is accessed pursuant to that certain Right of Way Agreement from Leggett & Platt, Inc. d/b/a Tarrant Interiors to Texas Midstream Gas Services, LLC filed 01/17/2008, recorded in cc# D20819674, Real Property Records, Tarrant County, Texas and pursuant to that certain Easement Agreement for Access between TCRG Opportunity XVII, LLC and Total E & P, USA, Inc., et al recorded on or about 06/20/2018, recorded in the Real Property Records, Tarrant County, Texas in connection with the Property (the “Well Site Access Easements”); and (iii) the grantee of the Well Site Access Easements (the “Grantee”) may, from time to time, access the Well Site by crossing the Premises. In no event shall Tenant prevent, restrict, or otherwise impair the Grantee’s rights under the Well Site Access Easements at any time or for any reason and Tenant’s rights under this Lease shall at all times be subject to Grantee’s rights under the Well Site Access Easements.

5.                   CONDITION AND DELIVERY OF PREMISES.

5.1.                             Condition of Premises. As of the Commencement Date, the Premises will be delivered to Tenant with all dock doors and building systems (including, but not limited to, heating, air conditioning, and ventilation, mechanical, electrical, and plumbing systems) in good working order. Tenant acknowledges that, except as expressly stated herein, neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the Premises and the Property or the suitability of the Premises and the Property for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the Premises and the Property. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except as expressly and specifically set forth in this Lease, including, but not limited to, Exhibit B, it being understood that, if Landlord has agreed to perform any tenant improvements in or to the Premises in consideration of Tenant’s entry into this Lease (collectively, “Landlord’s Work”), all of Landlord’s Work shall be described on Exhibit B. Except as is otherwise expressly SET FORTH HEREIN OR specifically described on Exhibit B attached hereto and incorporated herein by this reference, Tenant accepts the PROPERTY, including, but not limited to the premises, in its present “AS IS” and “WHERE IS” condition and Landlord does not by the execution of this Lease or otherwise make any representation or warranty, express or implied, of any kind or any nature whatsoever, with respect to the Premises hereby demised, and all such representations and warranties are hereby disclaimed. In expansion of, and not in limitation of the foregoing, Tenant acknowledges that the square footage of the Premises and the COMPLEX set forth in section 1.4 is an estimate and Tenant’s obligation to pay Base Rent, additional rent or other amounts under this Lease will not in any way be impacted or modified if the actual square footage of the Premises or THE COMPLEX is less than or more than INDICATED. EXCEPT AS OTHERWISE SET FORTH HEREIN REGARDING ada cOMPLIANCE, Landlord makes no express or implied warranty of habitability or fitness of THE Property, including but not limited to THE Premises or improvements, for any purpose, or as to the merchantability, title, value, quality, condition or salability of the Property, including but not limited to THE Premises or improvements, and such warranties are hereby expressly disclaimed.

5.2.                             ADA. Landlord hereby represents and warrants that as of the Commencement Date, and throughout the Term, the outside of the Premises, the outside of the Building, the Complex, and the Property shall be in compliance with all applicable laws, regulations and building codes (including, without limitation, the Americans With Disabilities Act of 1990) (the “ADA”) (but, subject to Landlord’s representation, above, regarding compliance as of the Commencement Date, Tenant will be responsible for ADA compliance on the interior of the Premises, including but not limited to responsibility for all costs and expenses incurred in connection with any improvements and alterations necessary to the Premises to ensure such compliance).

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5.3.                             Delay in Commencement. Landlord shall not be liable to Tenant if Landlord fails to deliver possession of the Premises to Tenant on the Commencement Date. Except as expressly provided herein, the obligations of Tenant under this Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Term on the last day of a month. Notwithstanding the foregoing, if Landlord fails to deliver possession of the Premises on the Commencement Date as a result of any Tenant Delay as set out in Exhibit B, there shall be no delay in the Commencement Date and Tenant’s obligations under this Lease shall commence on the Commencement Date.

5.4.                             Confirmation of Commencement Date. Promptly upon Landlord’s request, at any time following Landlord’s delivery of possession, of the Premises to Tenant, Tenant shall deliver to Landlord a Confirmation of Commencement Date in a form reasonably acceptable to Landlord and Tenant.

6.                   SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1.                             Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting either or both of the Premises and the Property and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Property; (y) any ground leases or underlying leases for the benefit of the Property; and (z) all or any portion of Landlord’s interest or estate in any of said items. Tenant shall execute and deliver, within twenty (20) days of Landlord’s request, and in the form reasonably requested by Landlord (or its lender) and reasonably approved by Tenant, any documents evidencing the subordination of this Lease. Tenant hereby covenants and agrees that Tenant shall attorn to any successor to Landlord, provided that any such document contains non-disturbance provisions reasonably acceptable to Tenant and provided further that Landlord’s inability to obtain the SNDA as described above, despite Landlord’s commercially reasonable efforts to do so, shall not constitute a default by Landlord under this Lease.

6.2.                             Estoppel Certificate. Tenant agrees, from time to time and within ten (10) days after request by Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate prepared by Landlord stating such matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to timely execute and deliver such certificate shall (a) constitute a Default, as defined below (without any obligation to provide any notice thereof or any opportunity to cure such failure to timely perform) and (b) be deemed an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception.

6.3.                             Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and first arising or accruing after the effective date of Landlord’s transfer of its interest in the Premises, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

7.                   QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord; provided, however, in addition to Landlord’s rights under Section 16 and elsewhere in this Lease, subject to Section 13.1.2, Landlord and Landlord’s agents, employees, contractors and representatives shall be provided reasonable access to the Premises such that Landlord and Landlord’s agents, employees, contractors and representatives may perform the General Maintenance Services (as hereinafter defined) without undue interruption, delay or hindrance. This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord. Tenant shall not unreasonably interrupt, delay, prevent or hinder the performance of the General Maintenance Services by or on behalf of Landlord. Notwithstanding the foregoing, however, Tenant acknowledges and agrees that Landlord shall have the unfettered and unilateral right to use portions of the Common Areas (inclusive of the roof of the Building) for such purposes and uses as Landlord may desire; provided, however, that in all events and under all circumstances, Landlord’s use of any portion of the Common Areas shall not interfere, in any material respect, with any or all of (a) Tenant’s rights to occupy and use the Common Areas (in the manner and for the purposes contemplated hereunder); (b) Tenant’s right to utilize the vehicular parking areas located on the Common Areas; and (c) Tenant’s right of access, ingress and egress to and from the Common Areas.

8.                   ASSIGNMENT AND SUBLETTING.

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8.1.                             Assignment and Sublease. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant’s reputation and creditworthiness; therefore, Tenant shall not (a) assign (whether directly or indirectly), in whole or in part, this Lease, or (b) allow this Lease to be assigned, in whole or in part, by operation of law or otherwise, including, without limitation, by transfer of a controlling interest of stock, membership interests or partnership interests, or by merger or dissolution, which transfer of a controlling interest, merger or dissolution shall be deemed an assignment for purposes of this Lease, or (c) mortgage or pledge this Lease, or (d) sublet the Premises, in whole or in part, without (in the case of any or all of (a) through (d) above the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed (and Landlord’s lender, if applicable). Tenant may, however, assign this Lease or sublease a portion of the Premises to a wholly-owned subsidiary, provided that Tenant advises Landlord, in writing, in advance, and otherwise complies with the succeeding provisions of this Section 8. In no event shall any assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder; and in the case of any assignment, Landlord shall retain all rights with respect to the Security. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord (and Landlord’s lender, if applicable) shall be absolutely null and void and shall constitute a Default hereunder. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord (and Landlord’s lender, if applicable) any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Regardless of whether or not an assignee or sublessee executes and delivers any documentation to Landlord pursuant to the preceding sentence, any assignee or sublessee shall be deemed to have automatically attorned to Landlord in the event of any termination of this Lease. Tenant shall pay to Landlord a fee of $1,000.00 in regard to (and prior to) any proposed subletting or assignment. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant.

8.2.                             Permitted Transfer. Notwithstanding anything to the contrary contained in Section 8.1 above, Tenant shall have the right to assign this Lease without Landlord's consent but only in the event this Lease is assigned pursuant to this Section 8.2. Tenant shall deliver to Landlord not less than ten (10) days' prior written notice of such assignment), to (a) sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets or property; or (c) effectuate any public offering of Tenant's stock on the New York Stock Exchange or in the NASDAQ over the counter market (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of this Section 8.2, "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. In addition, the following events shall not require Landlord's consent (and Tenant shall have the right to do, permit and/or perform all or any of the following from time to time in Tenant's sole discretion): (a) any change in control and/or ownership of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of all or substantially all of the assets of Tenant; or (b) the sale, exchange, issuance or other transfer of Tenant's or Tenant's parent entity's stock (either on a national exchange or otherwise).

8.3.                             Tenant to Remain Obligated. Consent by Landlord to any assignment, subletting, use or occupancy, or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder unless Landlord signs a new lease with a new tenant in which case Tenant’s obligations under the Lease (except for those which survive termination or expiration of the Lease) shall cease. Tenant shall pay all of Landlord’s costs, charges and expenses, including attorney’s fees, incurred in connection with any assignment, transfer, lien, charge, subletting, use or occupancy made or requested by Tenant.

8.4.                             Tenant’s Notice; Landlord’s Right to Terminate. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant’s notice) to assign this Lease or sublet any part of the Premises for the balance of any part of the Term, and in such event. Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice. Tenant’s said notice shall state

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the name and address of the proposed subtenant or assignee, and a true and complete copy of the proposed sublease or assignment and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed subtenant or assignee shall be delivered to Landlord with said notice. If Tenant’s notice shall cover all of the space hereby demised, and if Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be terminated pursuant to the foregoing with respect to less than the entire Premises, the Base Rent and Tenant’s Proportionate Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant’s said notice with respect to any such space requiring Landlord’s consent, shall not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold its consent to Tenant’s assignment of this Lease or subletting the space covered by its notice, as provided in Section 8.1 above.

9.                   COMPLIANCE WITH LAWS.

9.1.                             Compliance with Laws. Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), pertaining to either or both of the Premises and Tenant’s use and occupancy thereof, and including, but not limited to, all Laws concerning or addressing matters of an environmental nature. If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof.

9.2.                             Hazardous Materials. If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in either or both of the Premises and the Property by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant’s Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all Tenant’s Parties, as defined below, to comply) with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) upon receipt by Landlord of any communication with or from any governmental authority or agency (federal, state, or local) relating to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises, Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests, at Tenant’s expense, for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property; and (iv) upon receipt by Landlord of any communication with or from any governmental authority or agency (federal, state, or local) relating to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises, upon written request by Landlord or Agent, Tenant shall cause to be performed and shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property. This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (collectively, “Tenant’s Parties”) during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond (in a reasonably appropriate manner) immediately to an emergency without first obtaining such consent, if Tenant promptly thereafter delivers to Landlord written notice of the emergency and the action taken to remedy it. All remediation shall be performed in strict compliance with Laws and to the reasonable satisfaction of Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials

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in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings. As used herein, the term, “Hazardous Materials,” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Law. The undertakings, covenants and obligations imposed on Tenant under this Section 9.2 shall survive the termination or expiration of this Lease.

10.                INSURANCE.

10.1.                          Insurance to be Maintained by Landlord. Landlord shall maintain: (a) a commercial property insurance policy covering the Property (at its full replacement cost), but excluding Tenant’s personal property; (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Property and otherwise resulting from any acts and operations of Landlord, its agents and employees; (c) business income/rental value insurance; and (d) any other insurance coverage deemed appropriate by Landlord or required by Landlord’s lender. All of the coverages described in (a) through (d) shall be determined from time to time by Landlord, in its sole discretion. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by the Tenant.

10.2.                          Insurance to be Maintained by Tenant. Tenant shall purchase, at its own expense, and keep in force at all times from and after the date of this Lease the policies of insurance set forth below (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best’s rating/financial size category of A/VIII or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Property is located; (b) provide that said insurance for the Premises shall not be canceled or materially modified unless thirty (30) days’ prior written notice shall have been given to Landlord; (c) provide for deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable) and (c) otherwise be in such form, and include such coverages, as Landlord may reasonably require. The Tenant’s Policies described in (i) and (ii) below shall (1) provide coverage on an occurrence basis; (2) name Landlord (and its lender, if applicable) as an additional insured; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision; (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. All Tenant’s Policies (or, at Landlord’s option, Certificates of Insurance and applicable endorsements, including, without limitation, an "Additional Insured-Managers or Landlords of Premises" endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Notice Address, as set forth on the signature page to this Lease at least thirty (30) days after the applicable expiration date of each Tenant’s Policy. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Tenant shall be in Default under this Lease and, in addition to any other remedy, Landlord may (x) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or (y) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Base Rent then in effect. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.

Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy(ies) of (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $1,000,000.00 per occurrence, and $2,000,000.00 annual general aggregate, per location (these limits may be achieved by a combination of a primary policy and an excess or umbrella liability policy); (ii) comprehensive automobile liability insurance covering Tenant, against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Premises and all areas appurtenant thereto in the amount of not less than $1,000,000, combined single limit; (iii) commercial property insurance covering Tenant’s Property (defined below), at its full replacement cost (in expansion of the foregoing, any such commercial property insurance must provide full, primary coverage for Tenant’s finished goods and inventory, including, without limitation any water damage to such property); (iv) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant and employers liability insurance with a limit of at least $1,000,000.00; and (v) if Tenant handles, stores or utilizes Hazardous Materials in its business operations, pollution legal liability insurance with limits acceptable to Landlord. Tenant agrees that

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Landlord shall have the right to adjust the coverage limits of Tenant’s Policies every fifth (5th) anniversary date of this Lease to commercially reasonable limits based upon comparable property within a five (5) mile radius of the Premises.

10.3.                          Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other’s officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Property and (b) each lender under any mortgage or deed of trust or other lien encumbering the Property (or any portion thereof or interest therein), for any Loss (defined in Section 17.2 below) to the extent any such Loss is insured against or required to be insured against under this Lease; including, but not limited to, Losses, deductibles or self-insured retention covered by Landlord’s or Tenant’s commercial property, commercial general liability, automobile liability, business income/extra expense/rental value insurance, or workers’ compensation or employers’ liability policies described above. This provision is intended to waive, fully and for the benefit of each party to this Lease, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Each party shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver. the foregoing waivers apply even if the loss is caused in whole or in part by the negligence or strict liability of the other party, but does not apply to the extent the loss is caused by the GROSS negligence or willful misconduct of the other party.

11.                ALTERATIONS. Tenant shall not at any time make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), unless Tenant first obtains the written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed, provided, however, that Tenant shall have the right, without being required to obtain Landlord’s consent, to make non-structural alterations to the Premises costing less than $15,000.00 per instance (a “Permitted Alteration”). A Permitted Alteration is not an Alteration.. All of the following shall apply with respect to Alterations: (a) the Alterations shall be non-structural and the structural integrity of the Property shall not be affected; (b) the Alterations shall be to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Property shall not be affected and the usage of such systems by Tenant shall not be increased; (d) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (e) Tenant shall have provided Landlord with reasonably detailed plans for such Alterations in advance of requesting Landlord’s consent; and (f) Tenant shall have submitted to Landlord for its review and approval a list of Tenant’s proposed contractors and subcontractors (it being agreed that Tenant shall not use any contractor or subcontractor to whom or which Landlord objects). Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s written approval; and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.2 above) and workers’ compensation insurance. Such insurance policies shall satisfy the obligations imposed under Section 10.2. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, Laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other restrictions that Landlord may impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property reasonably established by Landlord. Tenant shall provide Landlord with copies of all construction contracts, governmental permits and certificates and, upon completion: (x) as-built plans; (y) proof of payment for all labor and materials, including, without limitation, copies of paid invoices; and (z) final lien waivers. Following any Alterations, during the remainder of the Term, Tenant shall be responsible for the maintenance of appropriate commercial property insurance (pursuant to Section 10.2) therefor. At the end of the Term, Landlord may elect to require Tenant to remove the Alterations; however, if Landlord does not require that Tenant remove the Alterations, such Alterations shall constitute Landlord’s Property (defined below).

12.                LANDLORD’S AND TENANT’S PROPERTY. All fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, except for Tenant’s Property, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requires their removal (including, but not limited to, Alterations pursuant to Section 11). Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall also constitute Landlord’s Property and shall not be removed by Tenant. For purposes of this Lease, any references

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to “Tenant’s Property” shall mean any personal property for which Tenant has itself paid or manufactured, together with any machinery and equipment for which Tenant has paid and that is not attached to, or built into, the Premises. In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates (except as such items are Tenant’s inventory), or other similar building operating equipment and decorations. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property and any Alterations that Landlord requires be removed pursuant to Section 11, and Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises or the Property resulting from either or both of such installation and removal. Any other items of Tenant’s Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items of Tenant’s Property may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense. Notwithstanding the foregoing, if an Event of Default exists under the terms of this Lease, Tenant may remove Tenant’s personal property from the Premises only upon the express written direction of Landlord.

12.1.                                                                 Landlord’s Lien. In addition to the statutory Landlord’s lien, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on the Premises, and all proceeds therefrom (the “Collateral”), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed; provided, however, that Tenant’s inventory sold in the ordinary course of business or Tenant’s disposition of obsolete equipment in the ordinary course of business shall not require the consent of Landlord. Upon the occurrence of a Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Complex is located (the “UCC”). In connection with any public or private sale under the UCC, Landlord shall give Tenant five (5) days prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 12.1, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

13.                REPAIRS AND MAINTENANCE.

13.1.                          Tenant Repairs and Maintenance.

13.1.1.                  Tenant Responsibilities. Except for events of damage, destruction or casualty to the Premises or Property (which are addressed in Section 18), throughout the Term and subject to Landlord’s maintenance, replacement, and restoration obligations under this Lease, Tenant shall, at its sole cost and expense: (i) both (x) maintain and preserve, in the same condition, repair and appearance, subject to normal and customary wear and tear (the “Required Condition”), and (y) perform any and all repairs and replacements required in order to so maintain and preserve, in the Required Condition, the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises’ plumbing (inclusive of any plumbing leaks in the slab, foundation or walls of the Premises) and HVAC systems, all doors, overhead or otherwise, glass and levelers located in the Premises or otherwise available in the Property for Tenant’s sole use; and excluding, however, only those specific components of the Premises for which Landlord is expressly responsible under Section 13.2); and (ii) maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider approved by Landlord for maintenance of the HVAC systems of the Premises (the “HVAC Maintenance Contract”). In addition to Tenant’s obligations under (i) and (ii) above to the extent such repair or replacement is not covered by Landlord’s insurance (or would have been covered if Landlord had carried the insurance required by this Lease), Tenant shall also be responsible for all costs and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from any act, omission, misuse, or neglect of any or all of Tenant, any of its subtenants, any Tenant’s Parties, or others entering into, or utilizing, all or any portion of the Premises for any reason or purpose whatsoever, including, but not limited to (a) the performance or existence of any Alterations, (b) the installation, use or operation of Tenant’s Property in the Premises; and (c) the moving of Tenant’s Property in or out of the Property (collectively, “Tenant-Related Repairs”). All such repairs or replacements required

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under this Section 13.1.1 shall be subject to the supervision and control of Landlord, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

13.1.2.                  General Maintenance Services. Notwithstanding any of the foregoing, however, from time to time during the Term, Landlord may elect, in its sole discretion and by delivery of prior written notice to Tenant, no less than ten (10) days before any such performance, to perform on behalf of Tenant, all or some portion of the repairs, maintenance, restoration and replacement in and to the Premises required to be performed by Tenant under this Lease (any such repairs, maintenance, restoration and/or replacement activities that Landlord elects to perform on behalf of Tenant are herein collectively referred to as “General Maintenance Services”). Tenant shall reimburse Landlord for the actual cost or value of all General Maintenance Services provided by Landlord as Additional Rent, simultaneously with the payment of Operating Expenses as part of Estimated Additional Rent (on a monthly estimated basis subject to annual reconciliation, as described in Section 3.3 above). Unless and until Landlord affirmatively elects to provide General Maintenance Services, nothing contained herein shall be construed to obligate Landlord to perform any General Maintenance Services or, except as otherwise expressly provided in Section 13.2, to repair, maintain, restore or replace any portion of the Premises. Landlord may from time to time, in its sole discretion, (x) reduce or expand the scope of the General Maintenance Services that Landlord has elected to provide or (y) revoke its election to provide any or all of the General Maintenance Services, in either event, upon delivery of not less than thirty (30) days’ prior written notice to Tenant. Landlord’s entry on the Premises and the performance of any General Maintenance Services must be done in such a way as to minimize interference with Tenant’s operations at the Premises.

13.1.3.                  HVAC Maintenance Contract. The terms and provisions of any such HVAC Maintenance Contract shall require that the service provider maintain the Premises’ HVAC system in accordance with the manufacturer’s recommendations and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for HVAC systems comparable to the Premises’ HVAC system. If Landlord does not elect to repair and maintain the HVAC systems as part of General Maintenance Services, or revokes such election at any time after having made such election, then, within 30 days following either (a) the Commencement Date or (b) the date on which Landlord advises Tenant that Landlord will no longer provide General Maintenance Services for the HVAC system, whichever date is applicable, Tenant shall procure and deliver to Landlord the HVAC Maintenance Contract. Thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such HVAC Maintenance Contract no later than 30 days prior to the then-applicable expiry date of the existing HVAC Maintenance Contract and copies of all service logs and other records pertaining to recommended services and services performed. If Tenant fails to timely deliver to Landlord the HVAC Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right to contract directly for the periodic maintenance of the HVAC systems in the Premises and to charge the cost thereof back to Tenant as Additional Rent.

13.2.                          Landlord Repairs. Landlord shall repair, replace and restore the (a) foundation, exterior and interior load-bearing walls, roof structure and roof covering of the Property and (b) the Common Areas; provided, however, that in the case of both (a) and (b): (i; provided, however, that with respect to any costs incurred in the replacement context, those costs shall not constitute an Operating Expense except to the extent that such costs so qualify under Section 3.1.1(v); and (ii) notwithstanding (i) above, in the event that any such repair, replacement or restoration is a Tenant-Related Repair, then Tenant shall be required to reimburse Landlord for all actual costs and expenses that Landlord incurs in order to perform such Tenant-Related Repair, and such reimbursement shall be paid, in full, within twenty (20) days after Landlord’s delivery of demand therefor.

14.                UTILITIES. Landlord represents and warrants to Tenant that, as of the Commencement Date, the Premises is served by water, sewer, gas, and electricity service. Tenant shall purchase all utility services, whether or not separately sub-metered, and shall provide for scavenger, cleaning and extermination services, as needed. As provided in Section 3.1.1. above, at Landlord’s election, utility charges may be included within Operating Expenses; nevertheless, at Landlord’s election or with Landlord’s consent, (a) Tenant may pay the utility charges for its Premises directly to the utility or municipality providing such service, and in that event all charges shall be paid by Tenant before they become delinquent; and (b) Landlord may directly bill Tenant (i) for Tenant’s Proportionate Share of utility expenses, or (ii) if such utility expenses are separately metered, for Tenant’s usage when and as such expenses are incurred. Except as required as part of Landlord’s Work, Tenant shall be solely responsible for the installation, repair and maintenance of any meters necessary in connection with such utility services to the Premises. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of either or both of the Premises and the Property. Notwithstanding anything to the contrary herein or otherwise, the cost and charges for all utility

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services serving the Premises, including, but not limited to, any and all charges for water, sewer (including, but not limited to, any Biochemical Oxygen Demand (BOD), Total Suspended Solids (TSS) and/or any similar charges imposed by any governmental authority related to waste discharged into the sewer system), storm water, gas, heat, electricity, power, telephone service, garbage pickup, and all other services of utilities, including meter installation charges therefor, during the Term shall be paid by Tenant before delinquency and in no event shall Tenant’s liability for the same be limited to the amount of its Proportionate Share.

15.                INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent, in good faith, deems necessary or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if due to the act or omission of Landlord any interruption of services furnished by Landlord persists for a period in excess of five (5) consecutive business days from the date on which Landlord receives notice thereof from Tenant, Tenant shall, as Tenant’s sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant.

16.                LANDLORD’S RIGHTS. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon 48 hour prior written notice (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates; and in connection with the foregoing, to install a sign at or on the Property to advertise the Property for lease or sale; (b) to make such repairs, alterations, additions and improvements in or to all or any portion of either or both of the Premises and the Property, or the Property’s facilities and equipment as Landlord is required to make. During the period of six (6) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. Landlord shall use Landlord’s good faith best efforts to minimize any disruption to Tenant’s use of the Premises in connection with any such entry. Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to have pass keys, access cards, or both, to the Premises; and (ii) to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy at any time after Tenant vacates or abandons the Premises for more than thirty (30) consecutive days or without notice to Landlord of Tenant’s intention to reoccupy the Premises.

17.                NON-LIABILITY AND INDEMNIFICATION.

17.1.                          Non-Liability. Subject to Landlord’s indemnity under Section 17.3, none of the Landlord Indemnified Parties (defined below) shall be liable to Tenant for any Losses (defined below) suffered or incurred by Tenant or any other person, or involving its or their property, irrespective of the cause of such Losses. In the event that Landlord’s indemnity under Section 17.3 is applicable, it shall apply only as and to the specific extent expressly provided in Section 17.3. Further, none of the Landlord Indemnified Parties shall be liable to Tenant (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential, punitive or indirect damages, including those purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises or the Property; or (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same.

17.2.                          Tenant Indemnification. Except in the event of, and to the extent of, Landlord’s gross negligence, sole negligence or willful misconduct, Tenant hereby indemnifies, defends, and holds Landlord, Agent, Landlord’s partners, members and their respective affiliates, owners, partners, members, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the conduct or management of either or both the Property and the Premises or any

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business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant’s Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant has possession of, or is given access to, the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant’s Parties; and (c) any accident, injury or damage whatsoever occurring in, at or upon either or both of the Property and the Premises and caused by any or all of Tenant and Tenant’s Parties. Tenant also indemnifies, defends, and holds the Landlord Indemnified Parties harmless from and against any and all Losses arising from or in connection with any or all of: (i) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (ii) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (iii) the creation or existence of any Hazardous Materials in, at, on or under the Premises or the Property, if and to the extent brought to the Premises or the Property or caused by Tenant, any of Tenant’s Parties or any party within Tenant’s control; and (iv) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law. The obligations of Tenant in the two prior sentences are referred to collectively as “Tenant’s Indemnified Matters.” In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

17.3.                          Landlord Indemnification and Limitation of Landlord’s Liability. Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Losses (subject to the limitations set forth herein) caused by the Landlord in, at or upon the Property and actually suffered or incurred by Tenant as the sole and direct result of any negligent, willful or intentional acts or omissions of any Landlord Indemnified Party occurring in, at, or upon the Property. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant, whether under this Section 17.3 or any other provision of this Lease, shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency AND TENANT EXPRESSLY WAIVES ANY AND ALL RIGHTS OTHERWISE TO PROCEED ON A RECOURSE BASIS AGAINST LANDLORD, THE INDIVIDUAL PARTNERS, MEMBERS, AND/OR SHAREHOLDERS OF LANDLORD, AND/OR THE MANAGERS, OFFICERS, DIRECTORS, AGENTS AND/OR EMPLOYEES OF LANDLORD. FURTHER, SUBJECT TO THE LIMITATIONS SET FORTH ABOVE, Notwithstanding anything to the contrary set forth in this Lease, the liability of Landlord to Tenant, whether under this Section 17.3 or any other provision of this Lease, SHALL BE LIMITED TO SUIT FOR DIRECT AND PROXIMATE DAMAGES, AND TENANT VOLUNTARILY AND INTENTIONALLY WAIVES ALL CLAIMS TO EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES. The provisions of this Section 17.3 shall survive the expiration or termination of this Lease.

17.4.                          Force Majeure. Each of the obligations of Tenant (except the obligation to pay Rent and the obligation to maintain insurance, and provide evidence thereof, in accordance with Section 10.2) and each of the obligations of Landlord, shall be excused, and neither Landlord nor Tenant shall have any liability whatsoever to the other, to the extent that any failure to perform, or delay in performing such obligation arises out of either or both of (a) any labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s or Tenant’s, as the case may be, reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord’s or Tenant’s, as the case may be, reasonable control; or (c) any of the following: (i) Declared war; military invasion or acts of terrorism by foreign enemies; civil war or revolution; (ii) Riot, boycott, worker strike, or shortage of materials or energy that impacts an essential portion of the Work, but excluding riots, boycotts, and strikes by workers employed by Landlord or any of its trade contractors, consultants, or suppliers of any tier; (iii) acts of omissions of Governmental or political bodies including takings; (iv) Explosion; fire; earthquake; flood; named hurricane; tornado; and unusual weather conditions for the area in which the Work is being performed..

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17.5.                          WAIVERS, RELEASES, AND INDEMNITIES. THE WAIVERS AND RELEASES IN SECTIONS 15 AND 17.1 AND THE INDEMNITIES IN SECTIONS 17.2 AND 17.3 APPLY EVEN IF THE LOSS IS CAUSED IN PART BY THE NEGLIGENCE OR STRICT LIABILITY OF THE RELEASED OR INDEMNIFIED PARTY.

18.                DAMAGE OR DESTRUCTION.

18.1.                          Notification and Repair; Rent Abatement. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises or the Property, and (b) any damage to, or defect in, any part or appurtenance of the Property’s sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof. Subject to the provisions of Section 18.2 below, if either or both of the Property and the Premises is damaged by fire or other insured casualty Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Property and/or the Premises (except Tenant’s Property) with reasonable dispatch after the adjustment of the insurance proceeds attributable to such damage. Landlord (or Agent, as the case may be) shall use its diligent and good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days. Provided that any damage to either or both of the Property and the Premises is not caused by, or is not the result of acts or omissions by, any or all of Tenant and Tenant’s Parties, if (i) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (ii) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

18.2.                          Total Destruction. If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration of the Premises requires more than one hundred twenty (120) days or (ii) such repair or restoration requires the expenditure of more than (a) eighty percent (80%) of the full insurable value of the Premises immediately prior to the casualty or (b) fifty percent (50%) of the full insurable value of the Property immediately prior to the casualty, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within ten (10) days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises or the Property by Landlord. Additionally, if the damage (x) is less than the amount stated in (ii) above, but more than ten percent (10%) of the full insurable value of the Property; and (y) occurs during the last one (1) year of Lease Term, then Landlord, but not Tenant, shall have the option to terminate this Lease pursuant to the notice and within the time period established pursuant to the immediately preceding sentence. In the event of a termination pursuant to either of the preceding two (2) sentences, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding two (2) sentences. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Property or landlord pursuant to a ground lease encumbering the Property (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any commercial property insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of the Premises or the Property, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease. Landlord shall have no liability to Tenant for, and Tenant shall not be entitled to terminate this Lease by virtue of, any delays in completion of repairs and restoration. For purposes of this Section 18.2 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

19.                EMINENT DOMAIN. If the whole, or any substantial (as reasonably determined by Landlord) portion, of the Property is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than a substantial portion of the Property is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Property affected) or the taking in question will not prevent or materially interfere with the Permitted Use of the Premises, this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall

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be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its Tenant’s Property, shall be the property of Tenant.

20.                SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit C attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected, with normal and customary use in accordance with (i) prudent operating practices and (ii) the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care), and such damage or destruction as Landlord is required to repair or restore under this Lease; (b) Tenant shall remove all of Tenant’s Property therefrom, except as otherwise expressly provided in this Lease; and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any reasonable time prior to (x) the Expiration Date, (y) or earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession: (A) Tenant shall be deemed a tenant-at-will; (B) Tenant shall pay 150% of the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (C) there shall be no renewal or extension of this Lease by operation of law; and (D) the tenancy-at-will may be terminated by Landlord upon one day’s or Tenant upon thirty (30) days’ prior written notice given by the terminating party to the non-terminating party. The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights or other rights or remedies of Landlord provided hereunder or by Law.

21.                EVENTS OF DEFAULT.

21.1.                          Bankruptcy of Tenant. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against Tenant under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within ninety (90) days after filing, or whenever a receiver of Tenant, or of or for the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

21.2.                    Default Provisions. In addition to any Default arising under Section 21.1 above or elsewhere provided in this Lease, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within five (5) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive twelve (12) month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a five day period in which to cure any such failure; (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of thirty (30) days after Landlord’s delivery to Tenant of written notice of such default under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than sixty (60) days after the initial delivery of Landlord’s original default notice; and, at Landlord’s election.

22.                      RIGHTS AND REMEDIES.

22.1.                          Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

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22.2.                          Landlord’s Remedies. Upon each occurrence of any Default, Landlord shall have the option to pursue, without any notice or demand, any one or more of the following remedies and/or any other remedies to which Landlord is entitled under this Lease, at law or in equity:

22.2.1.                                          Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without any further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rental, enter upon and take possession of the Premises and remove Tenant and its effects without being liable for prosecution or any claim for damages therefor, and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of rental for the remainder of the Term. If Landlord elects to terminate this Lease, in such event Tenant’s default shall be deemed a total and entire breach of Tenant’s obligations under this Lease and Tenant immediately shall become liable for damages in an amount equal to the excess of (i) the total rental for the remainder of the Term, discounted at a discount rate of six percent (6%) per annum (such rate, the “Discount Rate”) to the then present value, together with all other expenses incurred by Landlord in connection with Tenant’s default, all sums due pursuant to Section 22.6.1 below, and the unpaid rental due as of the date of termination, over (ii) the fair market rental value of the Premises for the balance of the Term (the undersigned parties hereby stipulating that such fair rental value shall, in no event, be deemed to exceed sixty percent (60%) of the then present value of the Base Rent reserved for such period), discounted at the Discount Rate to the then present value. For the purposes of clause (i) above, the components of monthly rent (other than Base Rent) for the remainder of the Term shall be deemed to be equal to the respective monthly amounts thereof as were due and payable during the month in which this Lease was terminated. It is acknowledged, intended and agreed that the amounts which Landlord is entitled to recover under this Section 22.2.1 constitute liquidated damages and not a penalty for Tenant’s defaults. Such amounts constitute the parties’ best, good faith, and reasonable estimate of the damages which would be suffered by Landlord in the event any such default occurs, the exact amount of such damages being difficult or impractical to calculate.

22.2.2.                                          Without notice, terminate Tenant’s right of possession of the Premises and enter upon and take possession of the Premises as Tenant’s agent without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and Landlord may, if Landlord so elects, relet the Premises as Tenant’s agent and receive the rental therefor, in which event Tenant shall pay to Landlord on demand all sums due pursuant to Section 22.6.1 below, together with any deficiency that may arise by reason of such reletting. If Landlord elects to pursue its rights and remedies under this Section 22.2.2, and the Premises are relet and a sufficient sum is not realized therefrom, then to satisfy the payment, when due, of Base Rent and Additional Rent reserved under this Lease for any monthly period (after payment of all Landlord’s expenses of reletting), Tenant shall, in Landlord’s sole option, either (i) pay any such deficiency monthly or (ii) pay such deficiency on an accelerated basis, which accelerated deficiency shall be discounted at a discount rate of six percent (6%) per annum (the “Discount Rate”). If Landlord elects to pursue its rights and remedies under this Section 22.2.2, and Landlord fails to relet the Premises, then Tenant shall pay to Landlord the positive difference, if any, between (x) the aggregate of: (A) the total rental for the remainder of the Term, discounted at the Discount Rate to the then present value, (B) all other expenses incurred by Landlord in connection with Tenant’s Default, (C) all sums due pursuant to Section 22.6.1 below, and (D) the unpaid rental due as of the date of termination, and (y) the fair market rental value of the Premises for the balance of the Term (the undersigned parties hereby stipulating that such fair rental value shall in no event be deemed to exceed sixty percent (60%) of the then present value of the Base Rent reserved for such period), discounted at the Discount Rate to the then present value. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. If Landlord elects to pursue its rights and remedies under this Section 22.2.2, then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Section 22.2.1. In the event Landlord elects to terminate Tenant’s right of possession only, without terminating this Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s Property, Tenant’s signs and other evidences of tenancy, and take and hold possession thereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Base Rent and Additional Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease. Any and all Tenant’s Property that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of Law may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such Tenant’s Property. Neither the expiration or termination of this Lease, nor the

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termination of Tenant’s right to possession, shall relieve Tenant from its liability under the indemnity provisions of this Lease.

22.2.3.                                          Do whatever Tenant is obligated to do under this Lease and enter the Premises, without being liable for prosecution or any claim for damages therefor, to accomplish such purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant’s behalf, together with interest thereon at the highest lawful rate from the date Landlord incurs the expense in question until Landlord is reimbursed therefor.

22.2.4.                                          Without notice, alter the locks and any other security device or devices which allow Tenant access to the Premises or the Complex, and Landlord shall not be required to provide a new key or right of access to Tenant, and restrict or terminate any right to use parking facilities associated with the Complex as well as utility services to the Premises; provided, however that if Landlord exercises its rights under this Section 22.2.4 and does not provide a new key or right of access to Tenant, or if Landlord restricts or terminates any right to use parking facilities associated with the Complex or utility service to the Premises, after Tenant pays Landlord any delinquent Rent, then this Lease shall be deemed terminated and neither party shall have any further obligations hereunder. This Section 22.2.4 is intended to and shall supersede the provisions of Section 93.002 of the Texas Property Code.

22.3.                          Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest (“Default Interest”) from the due date thereof until paid at the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum rate permitted by applicable law, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

22.4.                          Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

22.5.                          Sale of Premises/Modification/Financing Conditions. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s rejection of this Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages. Landlord has obtained financing and may seek to obtain further financing for the Property, portions thereof, and the operation thereof, secured by mortgages or deeds of trust encumbering the Property. Landlord may also elect to enter into a ground lease of the Property.

22.6.                          Miscellaneous Default Provisions

22.6.1.                        Upon the occurrence of a Default, in addition to any other sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord: (i) brokers’ fees incurred by Landlord in connection

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with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Tenant’s Property or other occupant’s property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) all reasonable expenses incurred in marketing the Premises and (v) all expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all attorneys’ fees and all court costs in connection with such proceeding.

22.6.2.                        Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be affected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to this Lease, at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with that or any subsequent default.

22.6.3.                        If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying in detail such failure (or if the failure cannot be corrected, through the exercise of reasonable diligence, within such thirty (30) day period, if Landlord does not commence to correct same within such thirty (30) day period and thereafter diligently prosecute same to completion), Tenant’s sole and exclusive remedy shall be an action for actual (excluding consequential and punitive) damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the fee simple owner, as of the first date on which Landlord’s default occurs, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Property of which the Premises are a part; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord.

22.6.4.                                          If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

22.6.5.                                          Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any Security under Section 4.4 above and with respect to any guarantor of Tenant’s obligations under this Lease.

22.6.6.                                          Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

22.6.7.                                          Notwithstanding anything to the contrary set forth herein, (a) Landlord agrees to use Landlord’s reasonable efforts to mitigate Landlord’s damages resulting from a Default by Tenant.

For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, it is understood and agreed that:

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(a)	Landlord may elect to lease other comparable, available space in the Complex, if any, before reletting the Premises.
(b)	Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.
(c)	Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Complex and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.
(d)	Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Complex to the prospective tenant.
(e)	Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time Landlord cannot be expected to collect any revenue from reletting.
(f)	Listing the Premises with a broker in a manner consistent with parts (a) through (e) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

23.                      BROKER. Tenant covenants, warrants and represents that the broker set forth in Section 1.9(A) was the only broker to represent Tenant in the negotiation of this Lease (“Tenant’s Broker”). Landlord covenants, warrants and represents that the broker set forth in Section 1.9(B) was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”). Landlord shall be solely responsible for paying the commission of both Tenant’s Broker and Landlord’s Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

24.                MISCELLANEOUS.

24.1.                          Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2.                          Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if (a) personally delivered, (b) sent by Federal Express or other comparable commercial overnight delivery service, or (c) sent by certified mail, return receipt requested, and postage prepaid, addressed (in the case of any or all of (a), (b) or (c) above) to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made (i) on the day so delivered, or (ii) in the case of overnight courier delivery, on the first business day after having been deposited with the courier service, and (iii) in the case of certified mail, on the third (3rd) business day after deposit with the U.S. Postal Service, postage prepaid.

24.3.                          Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but this Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of any breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

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24.4.                          Legal Costs. Any party in breach or default under this Lease (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party.

24.5.                          Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Property. In the event of such conveyance and transfer, Landlord’s obligations hereunder shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6.                          Recordation of Lease. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

24.7.                          Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8.                          Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Property is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9.                          Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

24.10.                       WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.11.                       Relocation. Landlord shall have the right to relocate Tenant from the Premises to comparable (as to size, configuration and improvements) alternative space in the Property or in another building that Landlord (or its affiliate) owns in the same business park or campus in which the Property is located (in either case, the “Replacement Premises”) upon 90 days’ prior written notice to Tenant. In the event of such a relocation, Landlord shall make reasonable, good faith efforts to coordinate with Tenant a mutually acceptable plan (as to scope and timing) for such relocation, and Landlord shall be responsible for the third party costs actually incurred to accomplish the physical relocation of Tenant (e.g. movers and telephone company charges). If the Replacement Premises are larger in size than the original Premises, there shall be no adjustment in Tenant’s Base Rent; however, Tenant’s Proportionate Share shall be appropriately modified, thereby resulting in a potential increase in Tenant’s Additional Rent. If, however, the Replacement Premises is a smaller size (as to rentable square feet) than the original Premises, Landlord shall appropriately adjust both Tenant’s Base Rent and its Proportionate Share.

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24.12.                       Financial Information. From time to time during the Term, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord’s written request therefore. Upon Landlord’s request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant; and if no such audited financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet and income statement. Furthermore, upon the delivery of any such financial information from time to time during the Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete, and that there has been no adverse change in the financial condition of Tenant since the date of the then-applicable financial information. Tenant’s failure to comply with the requirements of this Section Error! Reference source not found. shall be a Default under this Lease.

24.13.                       Confidential Information. Tenant agrees to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by any or all of Tenant and Tenants’ Parties either prior to or during the Term in connection with the negotiation and execution hereof. The provisions of this Section 24.13 shall survive the termination of this Lease.

24.14.                       Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.15.                       Lien Prohibition. Tenant shall not permit any mechanics or materialmen’s liens to attach to the Premises or the Property. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after Tenant’s receipt of notice of the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance. In the event Tenant has not so performed, Tenant shall be in Default under this Lease and, in addition to any other rights of Landlord, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with Default Interest thereon, which expenses shall include the fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property.

24.16.                       Landlord’s Covenants; No Termination Right. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate, and to the extent permitted by law waives the benefit of any law now or hereafter in effect which would permit Tenant to terminate, this Lease for breach of Landlord’s obligations hereunder.

24.17.                       Anti-Terrorism. Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its members, partners, shareholders or affiliates currently is, nor shall any of them be, at any time during the Term, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including, without limitation, Executive Order No. 13,224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”) related to Specially Designated Nationals and Blocked Persons (SDN's OFAC Regulations), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act"); (ii) none of Tenant and any of its members, partners, shareholders, affiliates, officers, and directors is nor shall any of them be, during the Term, a Prohibited Person (as hereinafter defined). A “Prohibited Person” is (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as a “Specially Designated National” on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as, or affiliated with, a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken reasonably appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with the above-referenced laws.  Tenant hereby defends, indemnifies, and holds harmless Landlord and all Landlord Indemnified Parties from and against any and all Losses suffered or incurred by any or all of Landlord or any Landlord Indemnified Parties arising from,

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or related to, any breach of the foregoing representations, warranties and covenants.  At any time and from time-to-time during the Term, Tenant shall deliver to Landlord within thirty (30) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 24.17.

24.18.                       Determination of Charges. Tenant agrees that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Proportionate Share of Operating Expenses and Tenant’s share of utilities) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

24.19.                       Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Lease by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Lease.

24.20.                       Electronic Signatures and Electronic Records. Landlord and Tenant each consent to the use of electronic and/or digital signatures by one, or both parties. This Lease may be signed electronically or digitally in a manner specified solely by Lender. Landlord and Tenant each agree not to deny the legal effect or enforceability of this Lease solely because (a) this Lease is entirely in electronic or digital form, including any use of electronically or digitally generated signatures, (b) an electronic or digital record was used in the formation of this Lease, or (c) this Lease was subsequently converted to an electronic or digital record by one, or both parties. The parties agree not to object to the admissibility of this Lease in the form of an electronic or digital record, or a paper copy of an electronic or digital document, or a paper copy of a document bearing an electronic or digital signature, on the grounds that the record or signature is not in its original form or is not the original of this Lease or this Lease does not comply with applicable law, including rules of evidence addressing the admissibility of best evidence and authentication of original documents.

24.21.                       Waiver of Consumer Rights. TENANT HERBY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ITS RIGHTS AND REMEDIES UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, AS NOW IN FORCE AND FROM TIME TO TIME HEREAFTER AMENDED, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

AGREED AND ACCEPTED BY: LANDLORD:	AGREED AND ACCEPTED BY: TENANT:
TCRG Opportunity XVII, L.L.C., a Texas limited liability company	Hydraspin, USA, a Texas corporation,
By: Texas Capitalization Resource Group, Inc., a Texas corporation, Its Manager By:_____________________________ Robert L. Patton, Jr. President Date:12/28/2018	By:_______________________________ Date:______________________________
Landlord’s Addresses for Notices: Attn: Ryan Wood TCRG Properties, LLC 5201 Camp Bowie Blvd., Suite 200 Fort Worth, Texas 76107

Water Now, Inc. a Texas corporation

By:_______________________________

Date:12/28/2018

Tenant’s Addresses for Notices:

_________________________

_________________________

_________________________

_________________________

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LEASE EXHIBIT A

Property

Being Lot 1, Block A, of SNAPPER ADDITION, an Addition to the City of Fort Worth, Tarrant County, Texas, according to the play thereof recorded in Volume 388-210, Page 45, Map Records, Tarrant County, Texas.

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LEASE EXHIBIT A-1

Premises

Suite 110

As depicted below:

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LEASE EXHIBIT A-2

Parking

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LEASE EXHIBIT B

Landlord’s Work

This Work Letter (this "Work Letter") is attached to and made a part of that certain Lease effective as of ____________, 2019, by and between TCRG Opportunity XVII, L.L.C., a Texas limited liability company ("Landlord") and Hydraspin, USA, a ______ _______________, and Water Now, Inc. a ______ corporation ("Tenant") with reference to the following facts and circumstances.

1.                   This Work Letter sets forth the obligations of Landlord with respect to the preparation of the Premises for Tenant’s occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord in accordance with the following Scope of Work:

(a)                 demise space;

(b)                install a submeter for electricity usage at the Premises;

(c)                 construct three (3) recessed docks and one (1) ramp and truck court, and Truck Court as depicted                 below on this Exhibit B ((a), (b) and (c) above are collectively, “Landlord’s Work”).

2.                   Landlord will bid Landlord’s Work and Landlord shall select the general contractor to perform the Landlord’s Work at Landlord’s sole and exclusive discretion and at Landlord’s sole cost.

3.                   If Tenant shall request any changes to the Scope of Work (“Change Orders”), Landlord shall have any necessary revisions to the Scope of Work prepared, and Tenant shall reimburse Landlord on demand for the cost of preparing such revisions. Landlord shall notify Tenant in writing of the estimated increased cost, if any, which will be chargeable to Tenant by reason of such Change Orders. Tenant shall, within two (2) Business Days after receiving Landlord’s estimate of the cost of the Change Order, notify Landlord in writing whether it desires to proceed with such Change Order. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change Order, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Delay in completion of Landlord’s Work resulting therefrom.

4.                   If Landlord shall be delayed in substantially completing the Landlord’s Work as a result of the occurrence of any of the following (a “Tenant Delay”), there shall be no adjustment to the Commencement Date:

(a)	failure to furnish information in accordance with the Work Letter or to respond to any request by Landlord for any approval of information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of such request; or

(b)	Tenant’s insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a delay; or

(c)	Changes in any plans and specifications requested by Tenant; or

(d)	The performance or nonperformance by a person or entity employed by or on behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

(e)	Any request by Tenant that Landlord delay the completion of any of Landlord’s Work; or

(f)	Any breach or default by Tenant in the performance of Tenant’s obligations under this Lease.

5.                   This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original the Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

6.                   By taking possession of the Premises, except as expressly set forth in the Lease, Tenant is deemed to have accepted the Premises and Landlord’s Work and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises, Complex or the Building or suitability thereof for Tenant’s use.

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LEASE EXHIBIT C

Broom Clean Condition and Repair Requirements

As set forth in Section 20. of the Lease, Tenant shall be responsible for meeting the following conditions and requirements:

•	All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.
•	All truck doors and dock levelers should be serviced and placed in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator). This would include the necessary (a) replacement of any dented truck door panels, broken panels and cracked lumber, and (b) adjustment of door tension to insure proper operation. All door panels that are replaced shall be painted to match the Complex standard.
•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.
•	HVAC system shall be in good working order, including the necessary replacement of any parts to return the unit to a well-maintained condition. This includes, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition of the HVAC system.
•	All holes in the sheet rock walls shall be repaired prior to move-out. All walls shall be clean.
•	The carpets and vinyl tiles shall be in a clean condition and shall not have any holes or chips in them. Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.
•	Facilities shall be returned in a clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.
•	There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.
•	All exterior windows with cracks or breakage shall be replaced. All windows shall be clean.
•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.
•	All mechanical and electrical systems shall be left in a safe condition that conforms to code. All low voltage wiring shall be removed from the Premises and any damage caused by such removal shall be repaired to Landlord’s reasonable satisfaction. Bare wires and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.
•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater. Faucets and toilets shall not leak.
•	All dock bumpers shall be left in place and well-secured.
•	Drop grid ceiling shall be free of excessive dust from lack of changing filters. No ceiling tiles may be missing or damaged.
•	All trash shall be removed from both inside and outside of the Building.
•	All signs in front of Building and on glass entry door and rear door shall be removed.

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LEASE EXHIBIT D

Intentionally Omitted

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LEASE EXHIBIT e

Tenant Contact Information

Marketing/Leasing Contact:	Operations/Tenant Improvements Contact:
Name: ___________________________________________	Name: ___________________________________________
Address: _________________________________________	Address: _________________________________________
_________________________________________________	_________________________________________________
Email: ___________________________________________	Email: ___________________________________________
[ ]Office Phone: ____________________________________[ ]Cell	[ ]Office Phone: ____________________________________[ ]Cell
Fax: ____________________________________________	Fax: ____________________________________________
Property Evaluation Survey Contact:	Emergency Contact:
Name: ___________________________________________	Name: ___________________________________________
Address: _________________________________________	Address: _________________________________________
_________________________________________________	_________________________________________________
Email: __________________________________________	Email: __________________________________________
[ ]Office Phone: ____________________________________[ ]Cell	[ ]Office Phone: ____________________________________[ ]Cell
Fax: ____________________________________________	Cell: ____________________________________________
Fax: ____________________________________________

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LEASE EXHIBIT F

Intentionally Omitted